Exhibit 99.1

All materials are confidential and property of 1

Disclaimer 2 All materials are property of This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination (the “ proposed business combination ” ) between MetroMile, Inc. ( “ Metromile ” ) and INSU Acquisition Corp. II ( “ INSU II ” ) and related private placement financing (the “ Transactions ” ) and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law in no circumstances will Metromile, INSU II or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Neither Metromile nor INSU II has independently verified the data obtained from these sources and cannot assure you of the data ’ s accuracy or completeness. This data is subject to change. In addition, this presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Metromile or the Transactions. Viewers of this presentation should each make their own evaluation of Metromile and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward - Looking Statements This presentation includes “ forward - looking statements ” within the meaning of the “ safe harbor ” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward - looking statements may be identified by the use of words such as “ estimate, ” “ plan, ” “ forecast, ” “ expect, ” “ anticipate, ” “ believe, ” “ target ” “ project, ” “ intend, ” “ will, ” or “ seek, ” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, such as new policy life expectancy, revised 2020 forecast, and 2021 - 2024 outlook, as well as, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Metromile ’ s and INSU II ’ s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward - looking statements are subject to a number of risks and uncertainties, including risks associated with regulatory changes; economic changes (nationally or on a market level), reinsurance markets, marketing success, competition, data breaches, continued technology development, partnerships, fraud claims, actual loss ratios (or any component parts), other expenses, or natural disaster, as well as Metromile ’ s ability to attract and retain customers and expand customers ’ use of Metromile ’ s services; the impact of the COVID - 19 pandemic on Metromile ’ s business and the global economy; the inability of the parties to successfully or timely consummate the proposed business combination, and those factors discussed in INSU II ’ s preliminary prospectus included in its registration statement on Form S - 4 filed with the Securities and Exchange Commission ( “ SEC ” ) on November 27, 2020 (the “ Registration Statement ” ) under the heading “ Risk Factors ” and elsewhere therein and in other documents of INSU II filed, or to be filed, with the SEC. If any of these risks materialize or any of Metromile ’ s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that Metromile does not presently know or that Metromile currently believes are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect Metromile ’ s expectations, plans or forecasts of future events and views as of the date of this presentation. Metromile anticipates that subsequent events and developments will cause Metromile ’ s assessments to change. However, while Metromile may elect to update these forward - looking statements at some point in the future, Metromile specifically disclaims any obligation to do so. These forward - looking statements should not be relied upon as representing Metromile ’ s assessments as of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. Use of Projections This presentation contains projected financial information with respect to Metromile, namely the non - GAAP financial measures ( “ NGFM ” ) contribution profit and contribution margin, as well as projected revenue, operating profit, and the financial information including in reconciliation of NGFMs for 2020 - 2024, and other financial information included in Metromile ’ s long - term target operating model. Such projected financial information constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “ Forward - Looking Statements ” above. Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. The independent registered public accounting firm of Metromile has not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, does not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation.

Disclaimer (cont ’ d) 3 All materials are property of Some of the financial information and data contained in this presentation, such as contribution profit and contribution margin, and the financial information included in Metromile ’ s long - term target operating model, have not been prepared in accordance with generally accepted accounting principles in the United States ( “ GAAP ” ). Contribution profit, a NGFM, is defined as gross profit/(loss), excluding the effects of reinsurance arrangements on both total revenue and losses and loss adjustment expense. It also excludes enterprise software revenues, as well as amortization of internally developed software, devices, while including other policy servicing expenses. Metromile believes the resulting calculation is inclusive of the variable costs of revenue incurred to successfully service a policy, but without the volatility of reinsurance. Contribution margin is contribution profit divided by revenue, as adjusted in calculating contribution profit. Metromile uses contribution profit as a key measure of its progress towards profitability and to consistently evaluate the variable contribution to its business from insurance operations from period to period because it is the result of direct earned premiums, plus investment income earned at the insurance company, minus losses, loss adjustment expense, premium taxes, bad debt, payment processing fees, data costs, underwriting reports, and other costs related to servicing policies. These NGFMs have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, contribution profit and contribution margin should not be construed as an indicator of Metromile ’ s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Metromile cautions investors that NGFMs, by their nature, depart from traditional accounting conventions. Therefore, the use of NGFMs, such as contribution profit and contribution margin can make it difficult to compare Metromile ’ s current results with Metromile ’ s results from other reporting periods and with the results of other companies. The reconciliation of NGFMs for full years 2020 - 2024 is based on current estimations only and is not prepared in accordance with GAAP. Such information is inherently uncertain. You should review such information together with Metromile ’ s audited financial statements and the footnotes thereto, as well as the interim audited financial statements and the footnotes thereto, which are included in the Registration Statement. Additional Information About the Proposed Business Combination and Where To Find It The proposed business combination will be submitted to stockholders of INSU II for their consideration. INSU II filed the “ Registration Statement, which included both the preliminary and definitive proxy statements to be distributed to INSU II ’ s stockholders in connection with INSU II ’ s solicitation for proxies for the vote by INSU II ’ s stockholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Metromile ’ s stockholders in connection with the completion of the proposed business combination. After the Registration Statement has been declared effective, INSU II will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed business combination. INSU II's stockholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with INSU II's solicitation of proxies for its special meeting of stockholders in lieu of its first annual meeting to be held to approve, among other things, the proposed business combination, because these documents will contain important information about INSU II, Metromile and the proposed business combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by INSU II, without charge, at the SEC's website located at www.sec.gov or by directing a request to INSU II by telephone at (215) 701 - 9693 or at its principal executive offices at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104. Participants in the Solicitation INSU II, Metromile, and certain of their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies of INSU II stockholders in connection with the proposed business combination under applicable SEC rules. INSU II stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of INSU II and Metromile in INSU II ’ s filings with the SEC. You can find more information about INSU II ’ s and Metromile ’ s directors and executive officers in the Registration Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to INSU II stockholders in connection with the proposed transaction will be set forth in the proxy statement / prospectus for the transaction when available. Stockholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above. No Offer or Solicitation This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Trademarks This presentation contains trademarks, service marks, trade names and copyrights of Metromile and other companies, which are the property of their respective owners.

16.4% Contribution margin 58.2% Loss ratio $1,128 Average annual premium per policy Return to pre - COVID driving levels in Q3 while maintaining operating performance 70.4% New policy one - year retention 3.5 years Estimated new policy life expectancy A l l m a te r i a l s a r e pr o p e r ty of 4 4 All materials are property of

440 457 458 498 500 524 566 579 710 10 - Oct - 20 17 - Oct - 20 24 - Oct - 20 31 - Oct - 20 7 - Nov - 20 14 - Nov - 20 21 - Nov - 20 28 - Nov - 20 5 - Dec - 20 Week Ending New policies sold CPA 1 Realizing policy growth without increasing CPA 1 CPA defined as marketing spend for the week divided by new policies for the week A l l m a te r i a l s a r e pr o p e r ty of 4 5 All materials are property of

Revised 2020 forecast to surpass original plan 6 All materials are property of ($mm premiums earned) 2020E Original plan 2020E Updated plan % Change Full - year commentary Policies in force 91,944 92,253 0.3% Improved policy growth Premiums earned $101.5 $100.2 (1.3%) Lower earned premiums caused by lower miles driven Loss ratio 63.3% 59.8% 350 bps More accurate underwriting and lower frequency Contribution profit $11.3 $14.1 25% Benefitted from lower loss ratio Contribution margin 11. 1% 13.9% 280 bps Increase in contribution margin in - line with decrease in loss ratio

All materials are property of 7 Updated full - year operating model reaffirming our plan for 2021 and beyond A Contribution Margin Positive: Q1 2019 B Op Margin (Less Acquisition Expense) Positive: Q2 2022 Op Margin Positive: YE 2023 C Note: All values represent non - GAAP measures, some (Direct Earned Premium, Direct Losses, Direct LAE, and Revenue from Enterprise Segment) which are derived from GAAP financial measures and some (Other Income, Servicing, EBS Specific Costs, Software Development and G&A, and Total Acquisition Expenses) which are unaudited. The underlying 2018 - 2019 GAAP financial measures are taken from Metromile, Inc. audited consolidated financial statements for the years ended December 31, 2018 and 2019. A reconciliation to Non - GAAP Contribution Profit can be found on slide 9. Certain totals or line items shown may not equal calculated sums due to rounding. 1 Other Income is comprised of interest income, cross - sell, and referral income. Metromile, Inc. All values in $M, except Policy and Avg Prem Ending Policies (unaudited metric) Act ua l O ut look 2 0 1 6 4 1 , 0 98 2 0 1 7 5 6 , 2 6 8 2 0 1 8 8 1 , 5 0 4 2 0 1 9 88 , 0 99 2020 9 2 , 2 53 2 0 21 1 2 8 , 8 6 4 2022 2 3 5 , 8 39 2 0 23 44 6 , 8 20 2 0 24 6 9 6 , 2 7 7 Ending Bal - Annualized Prem (unaudited metric) 44 .0 6 3.0 9 7 .0 1 0 6 .0 1 0 3.0 1 7 6 .0 3 2 8 .0 6 8 6 .0 1 , 0 9 9 .0 P&L Direct Earned Premium (MIC only) Other Income 1 Insurance Revenue 82 .1 0 . 2 8 2.3 1 02.2 1 .0 1 0 3.3 1 00 . 2 1 .5 1 0 1 .7 1 4 0 .6 1 .5 1 42.1 253.2 4 .2 2 5 7.4 523.6 11 .4 5 3 5 .0 9 01 .8 2 9 .3 9 3 1 .1 Direct Losses Direct LAE Servicing 6 7.7 1 2.0 11 .2 7 4 .7 1 2.8 1 4 .2 5 9 .9 1 3.3 1 4 .3 9 5 .5 1 6 .5 1 3.9 1 6 8.3 2 4 .7 20.0 337.3 4 0 . 2 3 4 .0 5 6 4 .3 6 1 .2 50 . 5 Co nt r i b ut ion P r of i t ( 8 .6) 1 .5 A 1 4. 1 1 6 .2 44 .5 1 2 3 .5 2 5 5 .1 Revenue from Enterprise Segment - EBS Specific Costs, Software Development and G&A 32.7 0 . 8 4 5 . 1 5 . 6 4 2.4 1 2.4 4 9 .3 2 1 .7 6 3.1 33.7 70 . 2 4 8.3 78.5 O p e r a t i n g P r of i t B e f ore Ac q u i s i t ion E x p e nse (4 1 .2) (42. 8 ) ( 2 2 .7) ( 2 0 .7) 3.1 B 8 7.1 2 2 5 .0 Tota l A cq u i si t i on E x pen s e s ( c a s h ba s i s v i ew ) 2 4 .4 27.0 1 3.6 20.0 4 6 .7 9 4 .9 1 28 .0 O p e r a t i n g P r of i t A f t e r Ac q u i s i t ion E x p e nse ( 6 5 .7) ( 6 9. 8 ) ( 3 6 .3) (40. 8 ) (43.6) (7. 8 ) C 9 7 .0

Appendix 8 All materials are property of

Non - GAAP reconciliations 9 All materials are property of Note: FY 2018 and 2019 financial results taken from Metromile, Inc. ’ s audited consolidated financial statements. Quarterly information from 1Q20 and 2Q20 was derived from Metromile ’ s interim unaudited consolidated financial statements, which were not reviewed under PCAOB standards. Quarterly information from 3Q20 was derived from Metromile ’ s interim unaudited consolidated financial statements, which were subject to review under PCAOB standards. Certain totals or line items shown may not equal calculated sums due to rounding. 1 Includes amortization of capitalized software and policy servicing expense and other 2 Addition of reinsurance economics to go from Net premiums to Direct premiums, deduction of enterprise segment revenue, and addition of interest income and other 3 Deduction of reinsurance economics to go from Net Loss and LAE to Direct Loss and LAE, amortization of internally developed software, device costs, and other policy servicing costs All values in $M, except percentages 2018 2019 1 Q 2 0 2 Q 2 0 3 Q 2 0 Total GAAP Revenue 54.3 52.8 8 . 7 7 . 4 8 . 3 Loss and LAE ( 40 . 7 ) ( 30 . 8 ) ( 5 . 4 ) ( 2 . 4 ) ( 4 . 4 ) Other Insurance Expense 1 ( 23 . 1 ) ( 26 . 9 ) ( 7 . 3 ) ( 6 . 9 ) ( 6 . 9 ) GAAP Gross Profit / (Loss) ( 9 . 5 ) ( 4 . 9 ) ( 4 . 0 ) ( 1 . 9 ) ( 3 . 0 ) GAAP Gross Margin ( 17 . 5% ) ( 9 . 4% ) ( 46 . 4% ) ( 25 . 3% ) ( 36 . 9% ) Adjustment to Revenue 2 28.0 50.5 16 . 5 15 . 3 19 . 0 Adjustment to Cost of Revenue 3 ( 27 . 1 ) ( 44 . 0 ) ( 10 . 8 ) ( 8 . 6 ) ( 11 . 5 ) Non - GAAP Contribution Profit ( 8 . 6 ) 1.5 1 . 7 4 . 9 4 . 5 Non - GAAP Contribution Margin ( 10 . 4% ) 1.5% 6.6% 21.5% 16.4%

Non - GAAP reconciliations 10 All materials are property of Note: GAAP Gross Profit is defined as GAAP revenue less Losses, LAE and other insurance expenses; Adjusted Gross Profit is shown for illustrative purposes only and is not a metric Metromile uses to evaluate its financial performance; Contribution Profit is the measure Metromile uses to manage its business. Certain totals or line items shown may not equal calculated sums due to rounding. 1 Other policy servicing costs include payment processing costs, personnel costs and allocated overhead 2 Addition of reinsurance economics to go from Net premiums to Direct premiums. Represents the net benefit of onboarding fee income (2018 to 2021 only), ceded premiums, and profit commissions related to quota share arrangements with reinsurers 3 Includes interest income and bad debt expense 4 Deduction of reinsurance economics to go from Net Loss and LAE to Direct Loss and LAE. Represents ceded losses and LAE related to quota share arrangements with reinsurers All values in $M 2018A 2019A 2020E 2021E 2022E 2023E 2024E GAAP Gross Profit ( 9 . 5 ) ( 4 . 9 ) ( 11 . 5 ) 7.7 30 . 9 100 . 5 221 . 9 Amortization of Internally Developed Software 9 . 5 10 . 6 9 . 9 9.8 11 . 6 12 . 1 12 . 7 Device Costs 3 . 2 3 . 9 3 . 9 5.5 7 . 8 11 . 1 14 . 2 Other Policy Servicing 1 7 . 0 8 . 3 9 . 2 8.6 12 . 7 20 . 2 27 . 9 Non - GAAP Adjusted Gross Profit 10 . 2 17 . 9 11 . 6 31.7 63 . 0 144 . 0 276 . 7 Revenue Adjustments Related to Reinsurance 2 27 . 8 49 . 4 71 . 9 83.0 140 . 2 276 . 0 459 . 2 Revenue from Enterprise Segment - ( 0 . 8 ) ( 5 . 6 ) (12.4) ( 21 . 7 ) ( 33 . 7 ) ( 48 . 3 ) Interest Income and Other 3 0 . 2 1 . 9 2 . 1 (1.1) 1 . 6 2 . 6 1 . 0 Adjustment to Revenue 28 . 0 50 . 5 68 . 4 69.5 120 . 1 244 . 9 411 . 9 Loss and LAE Adjustments Related to Reinsurance 4 ( 39 . 2 ) ( 56 . 7 ) ( 55 . 8 ) (75.7) ( 125 . 4 ) ( 245 . 3 ) ( 406 . 6 ) Other Policy Servicing 1 ( 7 . 0 ) ( 8 . 3 ) ( 9 . 2 ) (8.6) ( 12 . 7 ) ( 20 . 2 ) ( 27 . 9 ) Bad Debt , Report Costs and Other Expenses ( 0 . 6 ) ( 1 . 8 ) ( 0 . 9 ) (0.8) ( 0 . 5 ) 0 . 2 0 . 9 Net Adjustment to Cost of Revenue ( 46 . 8 ) ( 66 . 9 ) ( 65 . 9 ) (85.1) ( 138 . 6 ) ( 265 . 3 ) ( 433 . 5 ) Non - GAAP Contribution Profit ( 8 . 6 ) 1 . 5 14 . 1 16.2 44 . 5 123 . 5 255 . 1

Condensed Income Statement 11 All materials are property of All values are in $M Consolidated Statements of Operations 2018A 2019A Revenue Premiums earned, net $33 . 8 $23 . 8 Interest income 1 . 4 1 . 9 Other revenue 1 19 . 1 27 . 1 Total revenue 54 .3 52 .8 Losses and loss adjustment expense 40 . 7 30 . 8 Policy servicing expense and other 13 . 6 16 . 3 Amortization of capitalized software 9 . 5 10 . 6 Gross profit ( 9 . 5 ) ( 4 . 9 ) Operating expenses Sales, marketing and other acquisition costs 18 . 2 24 . 0 Research and development 6 . 4 9 . 1 Other operating expense 14 . 6 18 . 9 Loss from operations ( 48 . 7 ) ( 56 . 8 ) Other expenses 0 . 8 0 . 3 Net loss before tax ( 49 . 5 ) ( 57 . 2 ) Net loss after tax ( $49 . 4 ) ( $57 . 2 ) Total comprehensive loss 2 ( $49 . 4 ) ( $57 . 2 ) Note: Condensed financial results have been derived from Metromile, Inc. ’ s audited consolidated financial statements as of December 31, 2018 and 2019. 1 Other revenue consists of enterprise revenue, commission on NGI policies, and revenue related to policy acquisition costs 2 Total comprehensive loss includes the impact of taxes and unrealized net gain on marketable securities

Condensed Balance Sheet 12 All materials are property of Note: Condensed financial position has been derived from Metromile, Inc. ’ s audited consolidated financial statements as of December 31, 2018 and 2019. 1 Reinsurance recoverable on paid and unpaid losses 2 Other assets includes prepaid expenses and other assets, deferred policy acquisition costs, net and receivable for securities 3 Other liabilities includes payables to carriers – premiums and LAE net, deferred revenue, accounts payable and accrued expenses , payable for securities, deferred tax liabilities, warrant liability, and other liabilities All values are in $M Assets 2018A 2019A Cash, restricted cash, and cash equivalents $112 . 8 $42 . 9 Marketable securities and restricted marketable securities $3 . 2 $46 . 3 Premiums receivable 15 . 6 16 . 6 Reinsurance recoverable 1 25 . 2 41 . 4 Prepaid reinsurance premium 8 . 8 12 . 9 Accounts receivable 5 . 7 5 . 6 Website and software development costs, net 15 . 0 16 . 5 Intangible assets, net 7 . 5 7 . 5 Telematics devices, improvements and equipment, net 6 . 9 10 . 6 Other assets 2 6 . 2 10 . 2 Total assets $206 .8 $210 .5 Liabilities, convertible preferred, and stockholder's deficit 2018A 2019A Loss and loss adjustment expense reserves $41 . 2 $52 . 2 Ceded reinsurance premium payable 23 . 0 36 . 9 Unearned premium reserve 14 . 1 15 . 2 Notes payable 1 . 6 24 . 1 Other liabilities 3 10 . 9 20 . 6 Total liabilities $90 .9 $149 .0 Convertible preferred stock 304 . 5 304 . 5 Total stockholder's deficit ( $188 . 6 ) ( $243 . 0 ) Total liabilities, convertible preferred, and stockholder's deficit $206 .8 $210 .5

Condensed Statement of Cash Flows All values are in $M promotional activities 13 All materials are property of Note: Condensed cash flow information has been derived from Metromile, Inc. ’ s audited consolidated financial statements as of December 31, 2018 and 2019. Certain totals or line items shown may not equal calculated sums due to rounding. 1 Changes in operating assets and liabilities includes premiums receivable, accounts receivable, reinsurance recoverable on paid loss, reinsurance recoverable on unpaid loss, prepaid reinsurance premium, prepaid expenses and other assets, deferred policy acquisition costs net, accounts payable and accrued expenses, ceded reinsurance premium payable, loss and loss adjustment expense reserves, payable to carriers – premiums and LAE net, unearned premium reserve, deferred revenue, deferred tax liability, and other liabilities 2 Other cash flows include change in fair value of warrant liability, amortization of debt issuance costs, noncash interest and other expenses, stock - based compensation, telematic devices unreturned and used in Cash flows from operating activities 2018A 2019A Net loss ( $49 . 4 ) ( $57 . 2 ) Adjustments to reconcile net loss to cash used in operating activities Depreciation and amortization 14 . 3 15 . 7 Changes in operating assets and liabilities 1 4 . 6 8 . 5 Other 2 2 . 3 2 . 3 Net cash used in operating activities ( $28 . 2 ) ( $30 . 7 ) Cash flows from investing activities 2018A 2019A Purchases of telematics devices, improvements, and equipment ( $5 . 2 ) ( $8 . 0 ) Payments relating to capitalized website and software development costs ( 10 . 2 ) ( 12 . 2 ) Purchase of securities ( 172 . 8 ) ( 204 . 0 ) Sales and maturities of marketable securities 184 . 4 160 . 9 Net cash used in investing activities ( $3 . 8 ) ( $63 . 3 ) Cash flows from financing activities 2018A 2019A Proceeds from notes payable - $24 . 4 Payment on notes payable ( 3 . 2 ) ( 1 . 7 ) Proceeds from insurance of convertible preferred stock - Series E, net of issuance cost 90 . 5 - Proceeds from exercise of comon stock options and warrants 0 . 6 1 . 3 Net cash provided by financing activities $87 .8 $24 .1 Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents $55 .8 ( $69 . 9 )